SIXTH AMENDMENT TO AMENDED AND RESTATED
                    REVOLVING CREDIT AGREEMENT

                  NEW ENGLAND BUSINESS SERVICE, INC.




     SIXTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of May 26, 2000 (this "Amendment"), by and among NEW ENGLAND BUSINESS SERVICE, INC. (the "Borrower"), a Delaware corporation having its principal place of business at 500 Main Street, Groton, Massachusetts 01471, and the Subsidiaries of the Borrower listed on the signature pages hereto (the "Guarantors"), FLEET NATIONAL BANK, formerly known as BankBoston, N.A., a national banking association ("Fleet"), and the other lending institutions listed on
Schedule 1 to the Credit Agreement referred to below (together with Fleet, the "Banks"), FLEET NATIONAL BANK, formerly known as BankBoston, N.A., as agent for itself and such other lending institutions (the "Agent"), and FLEET NATIONAL BANK, as documentation agent for itself and such other lending institutions (the "Documentation Agent").

     WHEREAS, the Borrower, the Banks, the Agent and the Documentation Agent are parties to an Amended and Restated Revolving Credit Agreement dated as of December 18, 1997 (as amended and in effect from time to time, the "Credit Agreement," capitalized terms defined therein having the same meanings herein as therein), pursuant to which the Banks have extended credit to the Borrower on the terms and subject to the conditions set forth therein;

     WHEREAS, the Borrower has requested that the Agent and the Banks amend the Credit Agreement so as to increase the Total Commitment from $165,000,000 to $200,000,000, to permit the contemplated tender offer for (through Penguin Sub, Inc., a Delaware corporation ("Penguin Sub")), and acquisition (the "PremiumWear Acquisition") of, one hundred percent (100%) of the capital stock of PremiumWear, Inc., a Delaware corporation ("PremiumWear") by the Borrower, and to make certain other revisions;

     WHEREAS, subject to the terms and conditions hereof, certain of the Banks are willing to increase their respective
Commitments so as to allow for such increase in the Total
Commitment;

     WHEREAS, subject to the terms and conditions hereof, the Banks are willing to permit the PremiumWear Acquisition;


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     WHEREAS, subject to the terms and conditions set forth
herein, the Borrower, the Banks, the Agent and the Documentation Agent have agreed to amend the Credit Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Credit Agreement as follows:

1.  Amendments to Definitions  Section1.1 of the Credit
Agreement is hereby amended by:

    (a)  deleting the definition of "Applicable Eurodollar
Rate Margin" in its entirety and substituting in lieu thereof the following new definition:

    Applicable Eurodollar Rate Margin For any fiscal quarter or portion thereof within any Interest Period with respect to any Eurodollar Rate Loan, 0.75% per annum; provided, however, that in the event that the ratio of Consolidated Funded Debt (calculated as of the last day of such fiscal quarter or portion thereof) to EBITDA (calculated for the four (4) consecutive fiscal quarters ending on the last day of such fiscal quarter or portion thereof) meets the requirements set forth in the chart below, the Applicable Eurodollar Rate Margin shall, commencing initially with the date on which the Borrower delivers to the Banks the financial statements referred to in section6.4(b) with respect to the fiscal quarter ended March 25, 2000 and thereafter commencing with the date on which the Borrower delivers to the Banks the financial statements referred to in section6.4(a) or, as the case may be, section6.4(b) and ending on the date of the next change to be effected pursuant to this paragraph, be the percentage set forth opposite the applicable ratio of Consolidated Funded Debt to EBITDA in the table below:

Ratio of Consolidated Funded           Applicable Eurodollar
     Debt to EBITDA                         Rate Margin
     --------------                         -----------
Less than or equal to 1.0:1.0                 0.55%

Greater than 1.0:1.0 and less
than or equal to 1.5:1.0                      0.60%

Greater than 1.5:1.0 and less
than or equal to 2.0:1.0                      0.75%

Greater than 2.0:1.0                          0.80%





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If any financial statements referred to above are not
delivered within the time periods specified in section6.4(a) or, as the case may be, section6.4(b), then, until such financial statements are delivered, the Applicable Eurodollar Rate Margin as at the end of the fiscal period that would have been covered thereby shall, for the purposes of this definition, be deemed to be 0.80%. In addition, at all times while a Default or an Event of Default shall have occurred and be continuing, the Applicable Eurodollar Rate Margin shall, for the purposes of this definition, be deemed to be 0.80%.

(b)  deleting the definition of "Applicable Facility Fee
Percentage" in its entirety and substituting in lieu thereof the following new definition:

Applicable Facility Fee Percentage For any fiscal quarter or portion thereof, 0.250% per annum; provided, however, that in the event that the ratio of Consolidated Funded Debt (calculated as of the last day of such fiscal quarter or portion thereof) to EBITDA (calculated for the four consecutive fiscal quarters existing on the last day of such fiscal quarter or portion thereof) meets the requirements set forth in the chart below, the Applicable Facility Fee Percentage shall, commencing initially with the date on which the Borrower delivers to the Banks the financial statements referred to in section6.4(b) with respect to the fiscal quarter ended March 25, 2000 and thereafter commencing with the date on which the Borrower delivers to the Banks the financial statements referred to in section6.4(a) or, as the case may be, section6.4(b) and ending on the next change to be effected pursuant to this paragraph, be the percentage set forth opposite the applicable ratio of Consolidated Funded Debt to EBITDA set forth in the table below:

Ratio of Consolidated Funded            Applicable Facility
        Debt to EBITDA                    Fee Percentage
        --------------                    --------------
Less than or equal to 1.0:1.0                 0.200%

Greater than 1.0:1.0 and less
than or equal to 1.5:1.0                      0.250%

Greater than 1.5:1.0 and less
than or equal to 2.0:1.0                      0.250%

Greater than 2.0:1.0                          0.375%








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

If any financial statements referred to above are not delivered within the time periods specified in section6.4(a) or, as the case may be, section6.4(b), then, until such financial statements are delivered, the Applicable Facility Fee Percentage as at the end of the fiscal period that would have been covered thereby shall, for the purposes of this definition, be deemed to be 0.375%. In addition, at all times while a Default or Event of Default shall have occurred and be continuing, the Applicable Facility Fee Percentage shall, for the purposes of this definition, be 0.375%.

     (c) deleting the definition of "BKB" in its entirety and substituting in lieu thereof the following definition:

     "BKB.  Fleet National Bank, formerly known as BankBoston,
N.A., formerly known as The First National Bank of Boston, a national banking association, in its individual capacity."

     (d) deleting the definition of "EBITDA" in its entirety and substituting in lieu thereof the following new definition:


"EBITDA. The consolidated earnings (or loss) from the operations of the Borrower and its Subsidiaries for any period, after all expenses and other proper charges but before payment or provision for any income taxes, interest expense, depreciation or amortization for such period, and excluding the Restructuring Charge (to the extent taken), in each case determined in accordance with generally accepted accounting principles. For purposes hereof, EBITDA shall include, on a pro forma basis, EBITDA (calculated for any applicable period, commencing with the four consecutive fiscal quarters of the Borrower ending in the quarter in which such Permitted Acquisition is made) of any Subsidiary acquired by means of a Permitted Acquisition (including historical earnings and cash flows associated with such Subsidiary and any incurrence or reduction of Indebtedness associated with such Permitted Acquisition, but excluding any projected synergies or similar benefits expected to be realized as a result of such event)."

     (e) inserting, in the place required by alphabetical order, the following new definitions:

     "Guarantor. Any Subsidiary of the Borrower which has guaranteed the Obligations pursuant to and upon the terms and conditions set forth in a Guaranty."

     "Penguin Sub. Penguin Sub, Inc., a Delaware corporation and wholly-owned Subsidiary of the Borrower."

     (f)  amending the definition of Permitted Acquisition by:



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

     (i) deleting the introductory paragraph thereof in its entirety and substituting in lieu thereof the following new introductory paragraph:

     "Permitted Acquisition. The Rapidforms Acquisition, the McBee Acquisition, the PremiumWear Acquisition and any other acquisition of any Person, business, division or specified group of assets by the Borrower or any of its Subsidiaries, provided that, with respect to any such other acquisition, (1) the Agent and the Majority Banks approve, in their sole discretion, such acquisition in writing in advance or (2) each of the following conditions is met:".

     (ii) deleting subsection(b) thereof in its entirety and substituting in lieu thereof the following new subsection
(b):

     "(b)(i) The aggregate consideration paid or to be paid by the Borrower or any of its Subsidiaries in connection with all such acquisitions (including consideration in the form of cash or the assumption of Indebtedness for borrowed money, debt or other similar monetary obligations by the Borrower or any of its Subsidiaries (including any such Indebtedness in existence prior to the date of any such acquisition which was not incurred in connection with or in contemplation thereof) but excluding stock consideration) shall not exceed $25,000,000, and (ii) the aggregate consideration paid or to be paid by the Borrower or any of its Subsidiaries in connection with all such acquisitions, including consideration of the type described in and included in clause (b)(i) of this definition and stock consideration (as valued for the purpose of any such acquisition) shall not exceed $50,000,000;"

     (iii)     deleting subsection(c) thereof in its
entirety and substituting in lieu thereof the following new subsection :

          "(c) such acquisition shall have been approved by the board of directors and shareholders, if required, or other applicable management of such Person;"

     (iv) deleting from subsection(d)(ii)(E) thereof the text "in this clause (D)," and substituting in lieu thereof the text "in this clause (E),".

    (g) inserting, in the places required by alphabetical order, the following new definitions:

     "Permitted Joint Venture. Investment by the Borrower in any Person, provided that, with respect to any such Investment, (1) the Agent and the Majority Banks approve, in their sole discretion, such Investment in writing in advance or (2) each of the following conditions is met:

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

     (a) immediately prior to and after, and after giving effect to, such Investment, no Default or Event of Default shall then exist;

     (b) subject to the limitations set forth in subsection(d) of this definition, (i) the aggregate consideration paid or to be paid by the Borrower or any of its Subsidiaries in connection with all such Investments (including consideration in the form of cash or the assumption of Indebtedness for borrowed money, debt or other similar monetary obligations by the Borrower or any of its Subsidiaries (including any such Indebtedness in existence prior to the date of such Investment which was not incurred in connection with or in contemplation thereof) but excluding stock consideration) shall not exceed $10,000,000, and (ii) the aggregate consideration paid or to be paid by the Borrower or any of its Subsidiaries in connection with all such Investments, including consideration of the type described in and included in clause (b)(i) of this definition and stock consideration (as valued for the purpose of any such Investment) shall not exceed $20,000,000;

     (c) such Investment shall have been approved by the board of directors and shareholders, if required, or other applicable management of such Person;

     (d) (i) such Person is in substantially the same line of business as the Borrower or (ii) in a different line of business from that of the Borrower so long as, and notwithstanding the limitations set forth in subsection(b) of this definition, the aggregate consideration paid or to be paid by the Borrower in connection with any Investments under this subsection(d)(ii) shall not exceed $1,000,000 for any single such Investment and $5,000,000 in the aggregate for all such Investments;

     (e) not less than ten (10) Business Days prior to the making of such Investment, the Borrower shall notify the Banks thereof; and

     (f) the Agent shall have received each of the following, each in form and substance satisfactory to the
Agent: (i) a compliance certificate evidencing pro forma compliance with the requirements of section 8 hereof following the making of any such Investment, (ii) due diligence summaries evidencing the Borrower's due diligence with respect to the Person, and (iii) such other information, including financial statements, as the Agent or the Majority Banks may request."

"PremiumWear.  PremiumWear, Inc., a Delaware corporation."

"PremiumWear Acquisition. The acquisition by the Borrower of one hundred percent (100%) of the capital stock of PremiumWear following the consummation of the PremiumWear Tender Offer and the PremiumWear Merger, on the terms and conditions set forth below:

    (a) the closing of the PremiumWear Tender Offer shall occur on or before July 15, 2000, and the completion of the PremiumWear Merger shall occur on or before October 15, 2000;

    (b) immediately prior to and after, and after giving effect to, the PremiumWear Tender Offer, no Default or Event of Default shall then exist;

    (c) the terms and conditions of the PremiumWear Acquisition shall be substantially those set forth in the PremiumWear Merger Agreement. Without limiting the generality of the foregoing, (i) the total consideration paid to stockholders for shares of the capital stock of PremiumWear shall not exceed $40,000,000, (ii) the aggregate consideration for fees, expenses and all other costs arising from or associated with the PremiumWear Acquisition shall not exceed $3,000,000, (iii) neither PremiumWear nor any of its Subsidiaries shall have, nor shall the Borrower or any of its Subsidiaries have assumed, any Indebtedness for borrowed money, debt or other similar monetary obligations, including guaranties of the obligations of others, except for Indebtedness permitted by section 7.1, and (iv) upon the consummation of the PremiumWear Tender Offer, the Borrower shall have acquired at least a majority of the capital stock (on a fully diluted basis) of PremiumWear and its Subsidiaries, and upon the consummation of the PremiumWear Merger, the Borrower shall have acquired one hundred percent (100%) of the capital stock of PremiumWear and its Subsidiaries;

     (d) there shall be no material misstatements in or omissions from the material furnished to the Agent and the Banks for their review in connection with the PremiumWear
Acquisition;

     (e) upon consummation of the PremiumWear Acquisition, the stock and assets of PremiumWear and its Subsidiaries shall be free and clear of any and all liens and encumbrances, other than Permitted Liens; and

    (f) all conditions precedent set forth in the PremiumWear Merger Agreement shall have been satisfied upon the consummation of the PremiumWear Tender Offer, and none of such conditions shall have been amended, supplemented or waived except with the prior written consent of the Agent.
"PremiumWear Merger. The Merger of Penguin Sub with and into PremiumWear, with PremiumWear as the surviving corporation, upon the terms and conditions set forth in the PremiumWear
Merger Agreement."

     "PremiumWear Merger Agreement.  The Agreement and Plan of
Merger dated as of May 26, 2000 by and among the Borrower, its wholly-owned Subsidiary Penguin Sub, and PremiumWear, as in effect on the Sixth Amendment Effective Date."

     "PremiumWear Tender Offer.  The offer by the Borrower and
Penguin to purchase one hundred percent (100%) of the capital stock of PremiumWear upon the terms and conditions set forth in the PremiumWear Merger Agreement."

     "Restructuring Charge. The restructuring charge which, if taken by the Borrower, shall be taken by the Borrower in the fourth fiscal quarter of its 2000 fiscal year in connection with certain activities (including integration activities among the Borrower, McBee and Chiswick) heretofore disclosed and described to the Agent and the Banks in writing, in an aggregate amount not to exceed $10,000,000."

     "Sixth Amendment Effective Date. The "Effective Date", as defined in the Sixth Amendment To Amended and Restated
Revolving Credit Agreement dated as of May 26, 2000 among the
Borrower, the Subsidiaries of the Borrower listed on the signature pages thereto, the Agent, the Documentation Agent and the Banks."

     (h) deleting the definition of "Total Commitment" in its entirety and substituting in lieu thereof the following text:
"Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time, which amount shall, as of the Sixth Amendment Effective Date, be $200,000,000."
2. Amendment of section 2.5.1 of the Credit Agreement. Section2.5.1 of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and substituting in lieu thereof the following sentence:

"2.5.1. Syndicated Notes. The Syndicated Loans shall be evidenced by separate promissory notes in substantially the form of Exhibit F-1 attached hereto (each a "Syndicated Note"), dated as of the Closing Date, the First Amendment Effective Date or, as the case may be, the Sixth Amendment Effective Date and completed with appropriate instructions."



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

3. Amendment of section 5.19 of the Credit Agreement. Section5.19 of the Credit Agreement is hereby amended by deleting the second sentence thereof in its entirety and substituting in lieu thereof the following sentence:
          "Except as set forth on Schedule 5.19 hereto (which
Schedule 5.19 shall be, and shall be deemed to be, automatically amended to include any Permitted Joint Ventures), neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other person."

4.     Amendment of section 5.26 of the Credit Agreement.
Section5.26 of the Credit Agreement is hereby amended by inserting, immediately following section 5.25 thereof and immediately before section 6 thereof, the following new section 5.26:

          "5.26. PremiumWear Acquisition. Each of the representations and warranties made by the Borrower, Penguin Sub and, to the best of the Borrower's knowledge, PremiumWear under the PremiumWear Merger Agreement shall have been true and correct in all material respects when made and shall continue to be true and correct in all material respects on the date of the consummation of the PremiumWear Tender Offer, except to the extent that any of such representations and warranties relate, by the express terms thereof, solely to a date falling prior to the date of such closing, and except to the extent that any of such representations and warranties may have been affected by the consummation of the transactions contemplated and permitted or required by the PremiumWear Merger Agreement."

5.     Amendment of section 6.16 of the Credit Agreement.
Section6.16 of the Credit Agreement is hereby deleted, and the following section section 6.16 and 6.17 are hereby substituted in lieu thereof:

          "6.16. PremiumWear Acquisition. Promptly following the consummation of the PremiumWear Tender Offer, the Borrower shall deliver to the Agent (a) a completed and fully executed certificate of the locations of PremiumWear and its Subsidiaries, in form and substance satisfactory to the Agent, together with the results of UCC searches of PremiumWear and its Subsidiaries indicating no liens other than Permitted Liens; (b) a compliance certificate evidencing the Borrower's pro forma compliance with the requirements of section 8 of this Credit Agreement immediately prior to and following the consummation of the PremiumWear Acquisition, in the form of Exhibit G to this Credit Agreement, and duly certified by the principal financial or accounting officer of the Borrower; and




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

(c) to the extent necessary or appropriate to reflect the PremiumWear Acquisition, revisions to the disclosure schedules attached to this Credit Agreement and the other Loan Documents, in each case reflecting solely the materials disclosed by the PremiumWear Merger Agreement; provided, however, that the Borrower shall not seek to revise (A)
Schedule 5.18 to the Credit Agreement so as to disclose any item which might adversely affect the properties, assets, financial condition or business of the Borrower or its Subsidiaries or (B) Schedules 7.1, 7.2 or 7.3 to the Credit Agreement. Promptly following the consummation of the PremiumWear Merger, the Borrower shall (x) cause PremiumWear and each of its domestic Subsidiaries to execute and deliver to the Agent a Guaranty, in the form of Exhibit A hereto, of the Obligations under this Credit Agreement and the other Loan Documents, together with such evidence of corporate authorization, other corporate documentation and legal opinions (including, where applicable, local counsel opinions of Minnesota or other local counsel) as the Agent may reasonably request and (y) deliver to the Agent evidence satisfactory to the Agent, of the satisfaction and release of all Indebtedness (other than Indebtedness permitted by section 7.1) of, and all liens and security interests (other than Permitted Liens) granted by, PremiumWear and its Subsidiaries.

     6.17. Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents."

     6.     Amendment of section 7.1 of the Credit Agreement.
Section7.1 of the Credit Agreement is hereby amended by:

     (a) deleting subsection(i) thereof in its entirety and substituting in lieu thereof the following text:

          "(i)     Indebtedness of (i) any and all Guarantors
(other than Russell & Miller, Chiswick Trust and R&M Trust) to the Borrower or another Guarantor (other than Russell & Miller, Chiswick Trust and R&M Trust) and (ii) any other Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower (other than Russell & Miller, Chiswick Trust and R&M Trust) in an aggregate amount not to exceed $10,000,000 at any time outstanding;"

     (b) deleting subsection(j) thereof in its entirety and substituting in lieu thereof the following new subsection
(j):



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

          "(j)     Indebtedness of the Borrower to (i) any and
all Guarantors (other than Russell & Miller, Chiswick Trust and R&M Trust) in an aggregate amount not to exceed
$20,000,000 at any time and (ii) any and all other

Subsidiaries of the Borrower (other than Russell & Miller, Chiswick Trust and R&M Trust) in an aggregate amount not to exceed $5,000,000 at any time; provided, however, that any and all Indebtedness under clause (i) or (ii) of this subsection
(j) shall be subordinated to the Obligations on terms and conditions satisfactory to the Agent;"

     (c)     deleting from subsection(m) thereof the text
(i) "(other than the Rapidforms Acquisition or the McBee Acquisition)" and substituting in lieu thereof the text "(other than the Rapidforms Acquisition, the McBee Acquisition and the PremiumWear Acquisition)", and (ii) "(other than the Rapidforms Acquisition)" and substituting in lieu thereof the text ("other than the Rapidforms Acquisition and the PremiumWear Acquisition)";

     (d)     amending subsection(r) thereof by (i)
inserting, after the text "deferred compensation plan," and before the text "supplemental executive retirement plan", the text "post-retirement medical or life insurance benefit plan"; and (ii) deleting the dollar amount "$7,500,000" and substituting in lieu thereof the dollar amount "$10,000,000".

     (e) deleting from subsection(s) thereof in its entirety and substituting in lieu thereof the following new subsection(s):

         "(s)     Upon the consummation of the PremiumWear Tender
Offer, Indebtedness of PremiumWear (i) to U.S. Bancorp Leasing and Financial, existing on the Sixth Amendment Effective Date, in a maximum aggregate amount not to exceed $937,000; and (ii) for a period of sixty (60) days following the consummation of the PremiumWear Merger, to U.S. Bank National Association in an aggregate amount not to exceed $6,000,000; provided, however, that the Borrower shall use its best efforts during such sixty (60) day period to cause the prompt repayment and termination of such Indebtedness to U.S. Bank National Association;".

     (f)     deleting the period (".") at the end of subsection
(t) thereof and substituting in lieu thereof the text ";
and";

     (g) inserting a new subsection(u) with the following text:




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

         "(u)     Indebtedness of the Borrower or any of its
Subsidiaries (other than Russell & Miller, Chiswick Trust or R&M Trust) not expressly permitted under Subsection s (a)-(t) of this section 7.1, in an aggregate amount not to exceed $5,000,000 at any time."

7.     Amendment of section 7.2 of the Credit Agreement.
Section7.2 of the Credit Agreement is hereby amended by:

     (a) deleting the parenthetical "(other than the Rapidforms Acquisition)" contained in subsection(i) thereof and substituting in lieu thereof the text "(other than the Rapidforms Acquisition and the PremiumWear Acquisition)";

     (b)     deleting the word "and" at the end of subsection
(j) thereof;

     (c)     deleting the period (".") at the end of
subsection(k) thereof and substituting in lieu thereof the text "; and"; and

     (d) inserting, at the end thereof, the following new subsection(l):

          "(l)     in the event that the PremiumWear
Acquisition is consummated in accordance with the terms and conditions set forth in the definition of PremiumWear Acquisition and otherwise in this Credit Agreement (i) liens on equipment located at PremiumWear's Clarksville, Tennessee facility, securing the Indebtedness permitted by section 7.1(s)(i); and (ii) liens on assets of PremiumWear and its Subsidiaries securing the Indebtedness permitted by section 7.1(s)(ii) for so long as such Indebtedness is permitted to exist by the terms of this Credit Agreement."

8.     Amendment of section 7.3 of the Credit Agreement.
Section7.3 of the Credit Agreement is hereby amended by:

     (a) deleting subsection(j) thereof in its entirety and substituting in lieu thereof the following new subsection:

          "(j)     Investments by the Borrower and the
Guarantors in (i) Guarantors (other than R&M Trust and Chiswick Trust), and (ii) other Subsidiaries of the Borrower (other than R&M Trust and Chiswick Trust) in an aggregate amount not to exceed $10,000,000;"

     (b)(i) deleting from subsection(k) thereof the text "(other than the Rapidforms Acquisition or the McBee Acquisition)" and substituting in lieu thereof the text "(other than the Rapidforms Acquisition, the McBee Acquisition or the PremiumWear Acquisition); (ii) deleting the word "and" from between subsection s (k)(ii) and (k)(iii); and (iii) inserting immediately before the semicolon (";") at the end of subsection(k) thereof, a new subsection(iv) with the following text: "(iv) the PremiumWear Acquisition to the extent permitted by the definition thereof and section 7.1(s)";

     (c)     deleting the word "and" at the end of subsection
(s) thereof;

     (d) inserting a new subsection(t), immediately after subsection(s) thereof and immediately before existing subsection(t), with the following text:

          "(t)     Investments by the Borrower in (i)
Webnow.com, Inc. in the aggregate amount of $500,000; and (ii) Permitted Joint Ventures; provided, however, that except to the extent actually received by the Borrower in cash by way of distributions or otherwise, any income generated by such

Investment in Webnow.com, Inc. or any Permitted Joint Ventures shall not be included in calculations of EBITDA, Consolidated
Net Income or any similar income or earnings based concepts hereunder; and"

     (f) deleting existing (prior to the amendment set forth in section 8(e) of this Amendment) clause (t) in its entirety and substituting in lieu the following new subsection
(u):

          "(u)     Investments not otherwise expressly
permitted under subsections (a) thru (t) of this section 7.3, in an aggregate amount not to exceed $5,000,000 at any time."

9.     Amendment of section 7.5 of the Credit Agreement.
Section7.5 of the Credit Agreement is hereby amended by:

     (a) deleting the title thereof and substituting in lieu thereof the following title: "7.5. Merger, Consolidation and Disposition of Assets."

     (b) deleting from section 7.5.1 the text "agree to or effect any asset acquisition or stock acquisition" and substitute in lieu thereof the following text "agree to or effect any asset acquisition or acquisition of stock or other equity interests".

     (c)     deleting the word "or" between the end of clause
(d) and the beginning of clause (e) of section 7.5.1 and substituting in lieu thereof a comma (",").

    (d) inserting, immediately before the period at the end of section 7.5.1 thereof, the following text:
          "or (f) Permitted Joint Ventures."

     (e) inserting at the end thereof after section 7.5.2, the following new paragraph:

    "Notwithstanding the restrictions contained above in
section 7.5.1 and section 7.5.2, the Borrower or any Guarantor (other than Russell & Miller, R&M Trust and Chiswick Trust) may transfer assets owned by it to the Borrower or any other Guarantor (other than Russell & Miller, R&M Trust and Chiswick Trust)."

10.     Amendment of section 8.3 of the Credit Agreement.
Section8.3 of the Credit Agreement is hereby deleted in its entirety, and the following new section 8.3 is hereby substituted in lieu thereof:

"8.3. Consolidated Net Worth. The Borrower will not permit Consolidated Net Worth at any time to be less than the total of (i) $96,806,500 plus (ii) on a cumulative basis, fifty percent (50%) of positive Consolidated Net Income for each fiscal quarter beginning with the fiscal quarter of the Borrower ended December 25, 1999."

11. Replacement of Schedules 1 and 5.19 to the Credit Agreement; Interbank Settlements. Schedule 1 and 5.19 to the Credit Agreement is hereby deleted in its entirety, and Schedules 1 and 5.19 attached hereto are hereby substituted in lieu thereof. In connection with the substitution of new
Schedule 1 for the existing Schedule 1 and with the change in the definition of Total Commitment reflected in section 1(b) hereof, each of the Banks whose Commitment is being increased hereby agrees that, on the first Business Day following the Effective Date (as hereinafter defined) it shall pay to the Agent, for the account of each of the Banks whose Commitment is being decreased, such amounts as may be necessary to result in the outstanding amount of the Loans made by each Bank being equal to such Bank's Commitment Percentage of the aggregate amount of Loans outstanding as of the Effective Date, with interest and commitment fees payable under the Credit Agreement being calculated (prior to the making of such payments) based upon the amount of Loans outstanding as of the Effective Date. Each of the Borrower, the Agent and the Banks hereby agree that all amounts paid by any Bank in connection with interbank settlements with respect to Loans outstanding on the Effective Date shall be deemed to constitute Loans under the Credit Agreement.

12. Representations and Warranties. The Borrower and each of the Guarantors hereby represents and warrants to the Agent and the Banks as of the date hereof, and as of any date on which the conditions set forth in section 13 below are met, as follows:

     (a) The execution and delivery by each of the Borrower and the Guarantors of this Amendment and all other instruments and agreements required to be executed and delivered by the Borrower or any of the Guarantors in connection with the transactions contemplated hereby or referred to herein (collectively, the "Amendment Documents"), and the performance by each of the Borrower and the Guarantors of any of their obligations and agreements under the Amendment Documents and the Credit Agreement and the other Loan Documents, as amended hereby, are within the corporate or other authority of each of the Borrower and the Guarantors, have been authorized by all necessary corporate proceedings on behalf of each of the Borrower and the Guarantors, and do not and will not contravene any provision of law or the Borrower's charter or any of the Guarantors' charters, other incorporation or organizational papers, by-laws or any stock provision or any amendment thereof or of any indenture, agreement, instrument or undertaking binding upon the Borrower or any of the Guarantors.

     (b) Each of the Amendment Documents and the Credit Agreement and other Loan Documents, as amended hereby, to which the Borrower or any of the Guarantors is a party constitute legal, valid and binding obligations of such Person, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights.

     (c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrower or any of the Guarantors of the Amendment Documents or the Credit Agreement or other Loan Documents, as amended hereby, or the consummation by the Borrower or any of the Guarantors of the transactions among the parties contemplated hereby and thereby or referred to herein.

     (d)  The representations and warranties contained in
section 5 of the Credit Agreement and in the other Loan Documents were true and correct at and as of the date made. Except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents, changes occurring in the ordinary course of business (which changes, either singly or in the aggregate, have not been materially adverse) and to the extent that such representations and warranties relate expressly to an earlier date and after giving effect to the provisions hereof, such representations and warranties, after giving effect to this Amendment, also are correct at and as of the date hereof and will be true and correct as of the date of the closing of the PremiumWear Tender Offer.

     (e) Each of the Borrower and the Guarantors has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions of this Amendment and the other Amendment Documents, there exists no Event of Default or Default.

     (f)   Each of the Borrower and the Guarantors
acknowledges and agrees that the representations and warranties contained in this Amendment shall constitute representations and warranties referred to in section 11.1(e) of the Credit Agreement, a breach of which shall constitute an Event of Default.

13. Effectiveness. This Amendment shall become effective as of the date first written above (the "Effective Date") upon the satisfaction of each of the following conditions, in each case in a manner satisfactory in form and substance to the Agent and the Banks:

     (a)     This Amendment and the fee letter referred to in
section 13(k) hereof shall have been duly executed and delivered by each of the parties thereto and shall be in full force and effect;

     (b) The Borrower shall have executed and delivered to the Agent an amended and restated Revolving Credit Note in favor of each Bank which agrees to increase its Commitment hereunder, in a principal amount equal to such Bank's
Commitment (as allocated by the Agent hereunder substantially in the form of Exhibit F-1 to the Credit Agreement (the
"Replacement Notes");

     (c) Penguin Sub shall have executed and delivered to the Agent a Guaranty in the form of Exhibit A to the Credit
Agreement;

     (d) The Agent shall have received from the Secretary of the Borrower and each of the Guarantors (including Penguin
Sub, Inc.) a copy, certified by such Secretary to be true and complete as of the date hereof, of each of (i) its charter or other organizational documents as in effect on such date of certification, (ii) its by-laws as in effect on such date, and
(iii) the resolutions of its Board of Directors or other management authorizing, to the extent it is a party thereto, the execution, delivery and performance of this Amendment, the Replacement Notes and any other Amendment Documents; provided, however, that in lieu of providing the items required by subsection s (i) and (ii) of this subsection(c), such Secretary may certify, to the extent true and correct, that charter documents and by-laws previously provided to the Agent are true and correct as of the date hereof and have not been amended, rescinded or revoked;

     (e) The Agent shall have received from each of the Borrower and the Guarantors (including Penguin Sub, Inc.) an incumbency certificate, dated as of the date hereof, signed by a duly authorized officer of the Borrower or such Guarantor, as the case may be, and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of the Borrower or such Guarantor, as the case may be, the Amendment Documents;

     (f) The Agent shall have received from the Borrower copies of the most recent audited consolidated financial statements of PremiumWear, together with a copy of the PremiumWear Merger Agreement, duly certified by the Secretary of the Borrower as being true, correct and complete, in full force and effect and without amendment thereto or modification thereof;

     (g)     [Intentionally omitted];

     (h) The Agent shall have received from the Borrower good standing certificates for each of the Borrower and the Guarantors (including Penguin Sub.com), issued by the
Secretary of State of each such entity's jurisdiction of incorporation or organization;

     (i) The Agent shall have received a favorable legal opinion addressed to the Agent and the Banks, dated as of the date hereof, in form and substance satisfactory to the Agent, from Craig Barrows, in-house counsel to the Borrower, with respect to the Borrower and each Guarantor (including Penguin Sub with respect to its Guaranty); provided, however, that such opinion may assume the due incorporation, good standing and the due authorization, execution and delivery of the Amendment Documents by Rapidforms and McBee;

(j) The Agent shall have received in cash fees in the following amounts: (i) for the pro rata account of each Bank party to this Amendment, an amount equal to .125% of the Commitment of such Bank which was in effect immediately prior to the effectiveness of this Amendment; and (ii) for the pro rata account of each Bank which is increasing its Commitment pursuant to this Amendment, an amount equal to .25% of the increase in such Commitments;

     (k) The Agent shall have received, for the account of FleetBoston Robertson Stephens Securities, Inc., an arrangement fee in an amount equal to that set forth in the fee letter dated as of the date hereof between the Agent and the Borrower;

     (l) Such other items, documents, agreements, items or actions as the Agent may reasonably request in order to effectuate the transactions contemplated hereby.

14.     Miscellaneous Provisions.

     (a) Each of the Borrower and the Guarantors hereby ratifies and confirms all of its Obligations to the Agent and the Banks under the Credit Agreement, as amended hereby, and the other Loan Documents, including, without limitation, the Loans, and each of the Borrower and the Guarantors hereby affirms its absolute and unconditional promise to pay to the Banks and the Agent the Loans, reimbursement obligations and all other amounts due or to become due and payable to the Banks and the Agent under the Credit Agreement and the other Loan Documents, as amended hereby. Except as expressly amended hereby, each of the Credit Agreement and the other Loan Documents shall continue in full force and effect. This Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Amendment.

     (b) Without limiting the expense reimbursement requirements set forth in section 14 of the Credit Agreement, the Borrower agrees to pay on demand all costs and expenses, including reasonable attorneys' fees, of the Agent incurred in connection with this Amendment.

     (c)     THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF
MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS) AND
SHALL TAKE EFFECT AS A SEALED INSTRUMENT IN ACCORDANCE WITH
SUCH LAWS.

     (d) This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

     IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Amendment to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.


NEW ENGLAND BUSINESS SERVICE, INC.


By:_________/s/ Daniel M. Junius___
Name:     Daniel M. Junius
Title:     Treasurer



FLEET NATIONAL BANK,
individually, as Agent and as
Documentation Agent


By:_________/s/ Harvey H. Thayer, Jr.
Name:     Harvey H. Thayer, Jr.
Title:    Managing Director


FIRST UNION NATIONAL BANK,
N.A.,
successor to CoreStates Bank, N.A.


By:_________/s/ Mark B. Felker_____
Name:     Mark B. Felker
Title:    Senior Vice President



KEY BANK N.A.


By:_________/s/ Noel B. Braydon____
Name:     Noel B. Braydon
Title:    Senior Vice President


CITIZENS BANK OF MASSACHUSETTS,
as successor to USTrust


By:_________/s/ C. Andrew Piculell
Name:     C. Andrew Piculell
Title:    Vice President

SUNTRUST BANK


By:_________/s/ W. David Wisdom____
Name:     W. Davis Wisdom
Title:    Vice President


THE BANK OF NOVA SCOTIA


By:_____signature illegible_____
Name:     illegible
Title:    Authorized Signatory


WACHOVIA BANK, N.A.


By:_________/s/ Sharon L. Prince_____
Name:     Sharon L. Prince
Title:    Vice President


KBC Bank N.V., formerly known as
Kredietbank N.V.


By:_________/s/ Robert Snauffer_____
Name:     Robert Snauffer
Title:    First Vice President


KBC Bank N.V., formerly known as
Kredietbank N.V.


By:_________/s/ Wei-Chun Wang______
Name:     Wei-Chun Wang
Title:    Associate


SUMMIT BANK


By:_________/s/ William M. Holland_
Name:     William M. Holland
Title:    Vice President

                              Signature page
                            to the Sixth Amendment

     The undersigned hereby acknowledges the foregoing Sixth Amendment as of the Effective Date and agrees that its obligations under the Guaranty will extend to the Credit Agreement, as so amended, and the other Loan Documents.


RAPIDFORMS, INC.


By:_________/s/ Daniel M. Junius___
Name:     Daniel M. Junius
Title:     Treasurer

MCBEE SYSTEMS, INC.


By:_________/s/ Daniel M. Junius___
Name:     Daniel M. Junius
Title:     Treasurer


RUSSELL & MILLER, INC.


By:_________/s/ Daniel M. Junius___
Name:     Daniel M. Junius
Title:     Treasurer


NEBS INTERACTIVE, INC.


By:_________/s/ Daniel M. Junius__
Name:     Daniel M. Junius
Title:     Treasurer


CHISWICK, INC.


By:_________/s/ Daniel M. Junius___
Name:     Daniel M. Junius
Title:     Treasurer

R & M TRUST

By:  Daniel M. Junius, as Trustee
     under Declaration of Trust of R&M
     trust dated July 20, 1998 and
     filed with the Secretary of the
     Commonwealth of Massachusetts
     on July 27, 1998, and not
     individually


By:  _______/s/ Daniel M. Junius___
     Daniel M. Junius, as Trustee
     Under said Declaration of
     Trust and not individually


CHISWICK TRUST

By:  Daniel M. Junius, as Trustee
     under Declaration of Trust of
     Chiswick Trust dated September
     15, 1999 and filed with the
     Secretary of the Commonwealth of
     Massachusetts on
     September 17, 1999, and not
     individually


By:  ________/s/ Daniel M. Junius___
     Daniel M. Junius, as Trustee
     under said Declaration of Trust
     and not individually


VERIPACK.com, INC., formerly known as
RAPIDPACK.com, INC.


By:   ________/s/ Daniel M. Junius___
Name:     Daniel M. Junius
Title:     Treasurer


PENGUIN SUB, INC.


By:  ________/s/ Daniel M. Junius___
Name:     Daniel M. Junius
Title:     Treasurer